SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                            URANIUM POWER CORPORATION
             (Exact name of registrant as specified in its charter)

                         COLORADO                                                           NONE
-------------------------------------------------------------               ----------------------------------
(State or other jurisdiction of incorporation or organization)              (I.R.S. Employer Identification No.)

                                206-475 HOWE ST.
                                 VANCOUVER, B.C.
                                 CANADA, V6C-2B3
                    (Address of principal executive offices)

                URANIUM POWER CORPORATION 2004 STOCK OPTION PLAN
                            (full title of the plan)

                        THORNTON J. DONALDSON, PRESIDENT
                                206 -475 HOWE ST.
                                 VANCOUVER, B.C.
                                 CANADA, V6C-2B3
                                  604-685-8355

(Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:
                                THERESA MEHRINGER
                             BURNS FIGA & WILL, P.C.
                    6400 S. FIDDLERS GREEN CIRCLE, SUITE 1030
                            ENGLEWOOD, COLORADO 80111
                                 (303) 796-2626
                             ----------------------



                         CALCULATION OF REGISTRATION FEE
==============================================================================================================================
                                                                                       PROPOSED
                                                      AMOUNT TO BE   PROPOSED MAXIMUM  MAXIMUM AGGREGATE   AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED                  REGISTERED(1)  OFFERING PRICE(2) OFFERING PRICE (2)  REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.001 per share, under the:
----------------------------------------------------- ----------------- ---------------------- -------------------------------
     Uranium Power Corporation 2004 Stock Option            900,000  $           0.39  $         351,000   $            44.47
     Plan
----------------------------------------------------- ----------------- ---------------------- -------------------------------
        Total                                               900,000  $           0.39  $         351,000   $            44.47
==============================================================================================================================

(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the outstanding common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended (the "Securities Act"). The calculation of the registration fee is based upon a per share price of $0.39 which was the closing price of Uranium Power Corporation's common stock on October 14, 2004, as reported for such date by the Over-the-Counter Bulletin Board.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, Uranium Power Corporation, a Colorado corporation (the "Registrant"), are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended April 30, 2004, filed on July 29, 2004, which contains audited financial statements for the most recent fiscal year.

         (b) The description of the Registrant's common stock contained in the Registration Statement on Form 10-SB/A, filed on January 20, 2000, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a) above.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Articles of Incorporation limit the liability of the Registrant's directors to the fullest extent permitted by the Colorado Business Corporation Act as it currently exists or as it may be amended in the future. Any repeal of or modification to such provision in the Registrant's Articles of Incorporation may not adversely affect the rights of a director with respect to any acts or omissions of such director occurring prior to such repeal or modification. Subject to the Colorado Business Corporation Act, no director will be personally liable to the Registrant or its shareholders for monetary damages resulting from his or her conduct as a director, except liability for: (i) any breach of the director's duty of loyalty to the corporation or to its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified under
Section 7-108-403 of the Colorado Business Corporation Act or any amended or successor provision thereof; or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Articles of Incorporation further provide that if the Colorado Business Corporation Act is amended after the relevant indemnification provisions in the Articles of Incorporation are adopted to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act, as so amended.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------  -----------------------------------------------------------------
4.1      Uranium Power Corporation 2004 Stock Option Plan

5.1 Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered

23.1 Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm

23.2     Consent of Burns, Figa & Will, P.C. (included in opinion filed as
         Exhibit 5.1)

24.1     Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, province of British Columbia, Canada on October 14, 2004. URANIUM POWER CORPORATION

                                          By: /s/ Thornton Donaldson
                                            ------------------------------------
                                            Thornton Donaldson,
                                            President

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Thornton Donaldson, as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on this 14th day of October, 2004.

         SIGNATURE                        TITLE


/s/ Thornton Donaldson                    President, Director and acting
-----------------------------             Chief Financial Officer
Thornton J. Donaldson


/s/ William Timmins                       Secretary and Director
-----------------------------
William G. Timmins

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                           DESCRIPTION
-------  -----------------------------------------------------------------
4.1      Uranium Power Corporation 2004 Stock Option Plan

5.1 Opinion of Burns, Figa & Will, P.C. regarding the legality of the common stock being registered

23.1 Consent of Pannell Kerr Forster, Independent Registered Public Accounting Firm

23.2     Consent of Burns, Figa & Will, P.C. (included in opinion filed as
         Exhibit 5.1)

24.1     Power of Attorney (see signature page)